Canada & Offshore

Form of Subscription Agreement for Private Placement of Shares

A completed and originally executed copy of this Subscription Agreement and Schedules A. B and C, if applicable, duly completed and signed, must be delivered to the Corporation.

TO: Kodiak Energy, Inc. (the “Corporation”)
The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of units (the “Units”) set forth below for the subscription price of US$2.50 per Unit representing the aggregate consideration set forth below (the “Aggregate Subscription Price”),  upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Units of Kodiak Energy, Inc.” attached hereto (together with the face pages and the attached Exhibits, the “Subscription Agreement”).  Each Unit will consists of one common share in the capital of the Corporation (“Common Shares”) and one warrant (“Warrant”) where each Warrant entitles the holder to purchase one Common Share in the capital of the Corporation at an exercise price of US$3.50.

Subscriber’s Particulars:
Number of Units :___________________
Name of Subscriber - please print
Aggregate Subscription Price: $_______________________
By:			If the Subscriber is signing as agent for a principal, unless it is
Authorized Signature			deemed to be purchasing as principal under NI 45-106, complete the following and ensure that the applicable Schedule(s) are completed on behalf of such principal:
Name and Official Capacity or Title of signatory if not Subscriber (please print)

Name of Principal
Subscriber’s Residential Address
Principal’s Residential Address
City/Town	Province	Postal Code
			City/Town	Province	Postal Code
Telephone Number		Fax Number
Principal’s Telephone Number
e-mail address
Principal’s e-mail address
Citizenship:
Citizenship:
The Subscriber owns, directly or indirectly, the following securities
(including options) of the Corporation: _______________
The Subscriber is ❒ or is not ❒ an insider of the Corporation; or
The Subscriber is ❒ or is not ❒ a member of the pro group of the
Corporation [Please check the applicable box(s)]
Register the Common Shares as above , or as set forth below:			Certificates for Common Shares will be delivered to the registered shareholder unless delivery is otherwise specified as set forth below:
Name
Contact Name and Telephone Number
Account reference, if applicable
Account reference, if applicable
Address
Address
City/Town	Province	Postal Code
			City/Town	Province	Postal Code

DATED this _____ day of ___________________, 2008

KODIAK ENERGY, INC.

Per: ______________________________________	Subscription No:

This is the first page of an agreement comprised of 13 pages (not including Schedules A, B and C).

Canada & Offshore

TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS OF

KODIAK ENERGY, INC.

1.	Terms of the Offering. The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) acknowledges that:

(a)	this subscription is subject to rejection or allotment by the Corporation in whole or in part at any time and in accordance with applicable Securities Laws (as defined herein);

(b)
the Common Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 3,000,000 Units (or such other number of Units as may be determined by the Corporation) at a subscription price of US$2.50 per Unit, where each Unit is comprised of one Common Share and one Warrant (the “Offering”);

(c)
each Warrant entitles the holder to purchase one Common Share in the capital of the Corporation at an exercise price of US$3.50 for a period of 24 months following the closing of the Offering (the “Expiry Date”);

(d)
in connection with the sale of the Units, if permitted by applicable securities legislation, the Corporation may pay a commission or finder’s fee, which could consist of cash or securities or a combination thereof,  to registered brokers or others;

(e)
the Offering is not subject to any minimum subscription level, and therefore, any funds invested under this Subscription Agreement are available to the Corporation and will be paid on the Closing Date to the Corporation, and need not be refunded to the Subscriber unless the Closing Date does not occur by such date as may be agreed to by the Corporation;

(f)
if the Closing Date or Closing Dates do not occur on or before such dates as the Corporation may determine, or in the event that the Corporation rejects the Subscription Agreement, the subscription proceeds will be promptly returned to the Subscriber, without interest or deduction;

(g)
the Corporation is a company incorporated under the laws of the State of Delaware, and because the operations and officers and directors are located outside of Canada, it may not be possible for you to effect service of process on them within Canada or to enforce against them, in Canada, judgements obtained in Canadian courts; further, it may not be possible to enforce judgments of Canadian courts against the Corporation in the United States.

2.	Definitions. In this Subscription Agreement, unless the context otherwise requires:

(a)
“Accredited Investor Status Certificate” means the Accredited Investor Status Certificate in the form attached hereto as Schedule A which is required to be completed by a Subscriber who is purchasing securities as an “accredited investor” pursuant to NI 45-106;

(b)	“affiliate”, “distribution” and “insider” have the respective meanings ascribed to them in the Securities Act (Alberta);

(c)
“Closing” means the completion of the issue and sale by the Corporation and the purchase by the Subscribers of the Common Shares pursuant to the subscription agreements, in the form of this Subscription Agreement or the subscription agreement for Flow-Through Shares, completed by Subscribers;

(d)	“Closing Date” or “Closing Dates” means such date or dates as the Corporation may determine;

(e)	“Closing Time” means 10:00 a.m. (Calgary time) on the Closing Date or such other time as the Corporation may determine;

Canada & Offshore

(f)	“Designated Provinces” means British Columbia, Alberta and Ontario and such other provinces that may be designated by the Corporation prior to the Closing Date;

(g)	“founder” means, in respect of the Corporation, a person who:

(i)
acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation; and

(ii)	at the time of the trade is actively involved in the business of the Corporation;

(h)	“material” means material in relation to the Corporation and its subsidiaries considered on a consolidated basis;

(i)	“Offering” has the meaning given thereto in section 1;

(j)	“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions;

(k)	“person” includes:

(i)	an individual;

(ii)	a corporation;

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(l)	“Securities” means the Common Shares, the Warrants and the Common Shares to be issued on the exercise of the Warrants;

(m)	“Securities Commissions” means, collectively, the securities commission or other securities regulatory authority in each of the Designated Provinces;

(n)
“Securities Laws” means collectively, the applicable securities laws of each of the Designated Provinces and the respective instruments, regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the Securities Commissions;

(o)	“spouse” means an individual who:

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(p)	“Subscribers” means all subscribers for the Shares pursuant to the Offering, including the Subscriber; and

Canada & Offshore

(q)	“U.S. Securities Act” means the United States Securities Act of 1933.

3.
Delivery and Payment.  The Subscriber agrees that the following documents shall be delivered to Kodiak Energy, Inc., Suite 460, 734 - 7th Ave. SW, Calgary, AB  T2P 3P8 Attention:  William Tighe, not later than 5:00 p.m. (Calgary time) on the day that is 2 business days prior to the Closing Date or such other date or place as the Corporation may advise:

(a)	a completed and duly signed copy of this Subscription Agreement;

(b)
if the Subscriber is purchasing Common Shares as an “accredited investor” (as such term is defined in NI 45-106), a completed and duly signed copy of the NI 45-106 Accredited Investor Status Certificate attached hereto as Schedule A;

(c)
if the Subscriber is purchasing Common Shares as a close friend or business associate pursuant to section 5(g)(ii), a completed and duly signed copy of the close personal friend/close business associate questionnaire attached hereto as Schedule B;

(d)	if the Subscriber is a corporation, a completed and duly signed copy of Form 4C, Corporate Placee Registration Form attached hereto as Schedule C;

(e)	any other documents required by applicable Securities Laws which the Corporation requests; and

(f)
a certified cheque or bank draft made payable in same day freely transferable Canadian funds at par in Calgary, Alberta to “Kodiak Energy, Inc.” representing the Aggregate Subscription Price payable by the Subscriber for the Units, or such other method of payment as the Corporation may accept.

The Subscriber acknowledges and agrees that documents referred to in this section, when executed and delivered by the Subscriber, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Subscriber hereunder in favour of the Corporation.  The Subscriber consents to the filing of such documents as may be required to be filed with the applicable securities regulatory authorities in connection with the transactions contemplated hereby.  The Subscriber acknowledges and agrees that this subscription, the Subscription Price and any other documents delivered in connection herewith will be held by the [corporation] until Closing.

4.	Closing. The transactions contemplated hereby will be completed at the Closing Time in Calgary at the location determined by the Corporation.

5.
Authorization.  The Subscriber hereby irrevocably authorizes the Corporation, in its sole discretion: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete or correct any errors or omissions in any form or document provided by the Subscriber; and (c) to receive on its behalf certificates representing the Common Shares and Warrants purchased under this Subscription Agreement or to arrange for their delivery.

6.
Subscriber’s Representations, Warranties, Covenants & Acknowledgments.  The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants, covenants and acknowledges to the Corporation (and acknowledges that the Corporation and respective counsel are relying thereon), that both at the date hereof and at the Closing Time:

Canada & Offshore

(a)
Authorization and Effectiveness.  If the Subscriber is an individual, it is of the full age of majority and has all requisite legal capacity and competence to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder, or if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof or, if the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, if the Subscriber is subscribing for Common Shares hereunder as agent for a principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and, in any case, upon acceptance by the Corporation, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber and constitutes a legal, valid and binding contract of the Subscriber (and any beneficial purchaser whom the Subscriber is subscribing on behalf of) enforceable against the Subscriber (and any beneficial purchaser whom the Subscriber is subscribing on behalf of) in accordance with its terms and will not result in a violation of any of the Subscriber’s applicable constating documents, any of the terms or provisions of any law applicable to the Subscriber or any agreement to which the Subscriber is a party or by which it is bound;

(b)
Residence; Citizenship.  The Subscriber is a resident of the jurisdiction referred to under “Subscriber’s Particulars” on page 1 hereof, which will not be in the United States.  The Subscriber is not a citizen of the United States;

(c)
No Offering Memorandum.  The Subscriber has not received, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than financial statements, interim financial statements or any other document, the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective subscribers in order to assist it in making an investment decision in connection with this Offering and it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media) or on radio, television or telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Common Shares;

(d)
Purchasing as Principal.  Except as provided in subsection 5(f) hereof, the Subscriber is purchasing the Units as principal (as defined in all applicable Securities Laws) for its own account, and not for the benefit of any other person;

(e)
Purchasing for Investment Only.  Except as provided in subsection 5(f) hereof, the Subscriber is purchasing the Subscriber’s Units for investment only and not with a view to resale or distribution.  The Subscriber is aware that no prospectus has been filed with any of the Securities Commissions or similar regulatory authority in connection with the sale of the Units, and it is purchasing the Units pursuant to an exemption from the prospectus requirement or similar requirement under applicable Securities Laws and, as a consequence: (i) it is restricted from using most of the civil remedies available under Securities Laws; (ii) it may not receive information that would otherwise be required to be provided to it under Securities Laws; and (iii) the Corporation is relieved of certain obligations that would otherwise apply under Securities Laws;

(f)
Purchasing as Agent or Trustee.  In the case of the purchase hereunder by the Subscriber of Units as agent or trustee for any principal whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser of the Units hereunder is purchasing the Units as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, is a resident and citizen of the jurisdiction as set out under “Subscriber’s Particulars” on page 1 hereof, and the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial purchaser in connection with the transactions contemplated hereby, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such beneficial purchaser, and:

Canada & Offshore

(i)
it is an “accredited investor” as defined in paragraph (p) or (q) of the definition of “accredited investor” in NI 45-106 provided, however that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada and has concurrently executed and delivered the Accredited Investor Status Certificate in the form attached hereto as Schedule A and has initialled indicating that the Subscriber satisfies the category of “accredited investor” set forth in paragraph (p) or (q) thereof; or

(ii)
the Subscriber is acting as agent for one or more disclosed principals, each of which principal is purchasing as a principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Common Shares, and each of which principals complies with subsection 5(g) below;

(g)	Subscriber Has Benefit of Statutory Exemptions. Unless the Subscriber complies with the provisions of subsection 5(f) hereof, the Subscriber fully complies with one of the criteria set forth below:

[MARK BELOW THE CATEGORY WHICH DESCRIBES YOU]

(i)
it is a resident of a Designated Province and is an “accredited investor” as such term is defined in NI 45-106 and specifically represents and warrants that one or more of the categories set forth in the Accredited Investor Status Certificate correctly, and in all respects, describes the Subscriber and the Subscriber has so indicated by marking the box next to the category which so describes it and executing and delivering a copy of the Accredited Investor Status Certificate attached hereto as Schedule A with this Subscription Agreement and if the Subscriber is purchasing Common Shares as an “accredited investor” as defined in paragraph (m) of the definition of “accredited investor” in NI 45-106 it is not a person created or used solely to purchase or hold securities as an “accredited investor”; or

(ii)	it is a resident of British Columbia or Alberta and in the case of subclauses D, E and F, and if applicable H or I, it has completed and duly executed Schedule B, and it is:

[CIRCLE THE APPROPRIATE SUBCLAUSE A - I]

A.
a “director”, “executive officer” or “control person” (as such terms are defined in NI 45-106 and reproduced in Schedule A to this Subscription Agreement) of the Corporation or of an affiliate of the Corporation; or

B.	a spouse, parent, grandparent, brother, sister or child of any person referred to in subclause A above; or

C.	a parent, grandparent, brother, sister or child of the spouse of any person referred to in subclause A above; or

D.	a “close personal friend” (within the meaning thereof as set out in Companion Policy 45-106CP to NI 45-106) of any person referred to in subclause A above and; or

E.	a “close business associate” (within the meaning thereof as set out in Companion Policy 45-106CP to NI 45-106) of any person referred to in subclause A above; or

Canada & Offshore

F.
a “founder” (as such term is defined in NI 45-106 and reproduced in Schedule A to this Subscription Agreement) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation; or

G.	a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation; or

H.	a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons referred to in subclauses A to G above; or

I.	a trust or estate of which all of the beneficiaries or a majority of the trustees are persons described in subclauses A to G above; or

(Note:  for the purposes of subparagraphs (D) and (F) above, a person is not a” close personal friend” solely because the individual is a relative or a member of the same organization, association or religious group or because the individual is a client, customer or former client or customer, nor is an individual a close personal friend as a result of being a close personal friend of a close personal friend of one of the listed individuals above, rather the relationship must be direct.  A close personal friend is one who knows the director, executive officer, founder or control person well enough and has known them for a sufficient period of time to be in a position to assess their capabilities and trustworthiness.  Further, for the purposes of subparagraphs (E) and (F) above, a person is not a "close business associate" if the person is a casual business associate or a person introduced or solicited for purposes of purchasing securities nor is the individual a close business associate solely because the individual is a client, customer, former client or customer, nor is the individual a close business associate if they are a close business associate of a close business associate of one of the listed individuals above, rather the relationship must be direct.  A close business associate is an individual who had sufficient prior dealings with the director, executive officer, founder or control person to be in a position to assess their capabilities and trustworthiness.)

(iii) ☐	it is a resident of Ontario and it has purchased the Common Shares as principal and it is:

[CIRCLE THE APPROPRIATE SUBCLAUSE A - D]

A.	a founder of the Corporation;

B.	an affiliate of a founder of the Corporation;

C.	a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Corporation; or

D.	a person that is a control person of the Corporation; or

(iv) o
it is purchasing the Common Shares as principal and is purchasing a sufficient number of Common Shares such that the aggregate acquisition cost to the Subscriber is not less than $150,000, paid in cash at the time of the trade; provided however that the Subscriber has not been created or used solely to purchase or hold securities in reliance on this exemption; or

(v) o
it is an “employee”, “executive officer”, “director” or “consultant” (as such terms (other than employee) are defined in NI 45-106 and reproduced in Appendix A to this Subscription Agreement) of the Corporation or a related entity of the Corporation or a permitted assign (as defined in Ni 45-106) of such person and its participation in the trade is voluntary, meaning it is not induced to participate in the trade by expectation of employment or continued employment with the Corporation or a related entity of the Corporation; or

Canada & Offshore

(vi) o
it is a resident of a jurisdiction referred to in the preceding paragraphs but it is not purchasing thereunder, and instead is purchasing pursuant to a statutory exemption or an exemption order permitting such purchase, which exemption or order has the effect of eliminating any requirement for a prospectus or similar disclosure document in respect of the purchase of Common Shares by the Subscriber, the details of which are disclosed to the Corporation to its satisfaction;

(h)
Residents of Other Jurisdictions.  If the Subscriber is a resident of any jurisdiction not referred to in subsection 5(g) it complies with all requirements under applicable securities legislation and shall deliver to the Corporation such particulars of the exemption(s) and the Subscriber’s qualifications thereunder as the Corporation may reasonably request:

(i)
No Undisclosed Information.  The Subscriber’s Units are not being purchased by the Subscriber as a result of any material information concerning the Corporation that has not been publicly disclosed and the Subscriber’s decision to enter into this Subscription Agreement and acquire the Subscriber’s Units has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Corporation or any other person and is based entirely upon currently available public information concerning the Corporation;

(j)
Investment Suitability.  The Subscriber and any beneficial purchaser referred to in subsection 5(f) hereof has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Units and is able to bear the economic risk of loss of such investment;

(k)
Aggregate Subscription Funds.  The Subscriber represents and warrants that the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA.  To the best of its knowledge: (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith; and

(l)	Further Acknowledgments. The Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(ii)	there is no government or other insurance covering the Units;

(iii)	there are risks associated with the purchase of the Units;

(iv)
there are restrictions on the Subscriber’s (and if applicable, each beneficial purchaser for whom the Subscriber is contracting hereunder) ability to resell the Securities and it is the responsibility of the Subscriber (and if applicable, each beneficial purchaser for whom the Subscriber is contracting hereunder) to find out what those restrictions are and to comply with them before selling the Securities; and

Canada & Offshore

(v)
the Corporation has advised the Subscriber that the Corporation is relying on exemptions from the requirements to provide the Subscriber with a prospectus under the applicable securities legislation of the province or territory in which the Subscriber is resident, and, as a consequence of acquiring Units pursuant to these exemptions, certain protections, rights and remedies provided by the applicable securities legislation of the province or territory in which the Subscriber is resident, including statutory or contractual rights of rescission or damages, will not be available to the Subscriber; and

(vi)
all certificates representing Common Shares and Warrants held by the Subscriber will have a legend affixed thereto which describes certain resale restrictions applicable under Securities Laws applicable in the Designated Provinces and, if applicable, the United States;

(vii)
except for this Subscription Agreement, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation.

The Subscriber acknowledges and agrees that the foregoing representations, warranties and acknowledgments are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Units under applicable Securities Laws.  The Subscriber further agrees that acceptance of delivery of certificates for the Common Shares and Warrants by or on behalf of the Subscriber on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Units and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Securities. The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

7.	U.S. Matters. The Subscriber:

(a)
No U.S. Registration.  The Subscriber is aware that the Securities have not been registered and will not be registered under the U.S. Securities Act or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration;

(b)
No Sale in the U.S.  The Subscriber acknowledges the Units have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Units or executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(c)
Not a U.S. Person.  The Subscriber is not a “U.S. Person” (as defined in Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Units on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person;

(d)
Will Not Sell in U.S.  The Subscriber undertakes and agrees that it will not offer or sell the Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Securities except in accordance with the provisions of applicable securities laws;

Canada & Offshore

(e)
Former Shell Status.  The Subscriber is aware that the Corporation is a “former shell” company for purposes of Rule 144(i) of the U.S. Securities Act, and for the ability of the Subscriber to use the resale provisions of Rule 144, it will only be able to sell the Securities thereunder if the Corporation is in compliance with the reporting requirements of the United States Securities and Exchange Commission as specified therein and it obtains an opinion of counsel in respect of the sale of the Securities at the time of a sale transaction.  The Subscriber understands that any restrictive legend may not be removed unless it is in connection with a sale of the Securities;

(f)
Reliance on Exemptions.  The Subscriber acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) or any state agency because it is intended to be an offshore transaction pursuant to Regulation S (“Regulation S”) as promulgated by the SEC under the U.S. Securities Act, as amended.  The Subscriber understands that the Corporation is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units;

(g)
Offshore Transaction.  The Subscriber agrees that it is acquiring the Units in an offshore transaction pursuant to Regulation S, promulgated under the U.S. Securities Act, and hereby represents to the Corporation as follows:

(i)	the Subscriber is outside the United States when receiving and executing this Subscription Agreement; and

(ii)
the Subscriber has not acquired the Units as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration of the Securities under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(h)
Compliance with U.S. Securities Laws.  The Subscriber agrees that the Corporation will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the U.S. Securities Act, or pursuant to an available exemption from the registration requirements of the U.S. Securities Act and in accordance with applicable state and provincial securities laws;

(i)
Distribution Compliance Period.  The Subscriber understands and agrees that offers and sales of any of the Common Shares prior to the expiration of a period of six months after the date of transfer of the Common Shares under this Subscription Agreement (the “Distribution Compliance Period”), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom, and in each case only in accordance with all applicable securities laws; and

(j)
Legends.  The Subscriber understands that the certificates representing the Common Shares, until such time as they have been registered under the U.S. Securities Act may have a distinct CUSIP number from other Common Shares of the Corporation and shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

Canada & Offshore

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

The legend set forth above shall be removed and the Corporation shall issue a certificate without such legend to the holder of the applicable Securities, if (a) such Securities are being sold pursuant to a registration statement under the U.S. Securities Act, or (b) such holder delivers to the Corporation an opinion of counsel, in a reasonably acceptable form, to the Corporation that a disposition of the Securities is being made pursuant to an exemption from such registration.

8.	Exchange Approval. The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the TSX Venture Exchange and all other required regulatory approvals.

9.	Covenants of the Subscriber. The Subscriber will:

(a)	not resell any of the Securities acquired (directly or indirectly) hereunder, in whole or in part, directly or indirectly, except in accordance with the provisions of applicable Securities Laws;

(b)
execute, deliver, file and otherwise assist the Corporation in filing such further reports, undertakings, agreements, documents and writings, do all acts and things, and provide such further assurances as may be required to give effect to this Subscription Agreement as required, and, without limiting the generality of the foregoing, will execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by the Securities Commissions or other regulatory authorities having jurisdiction over the Corporation’s affairs or as may be required under the applicable Securities Laws with respect to the issue and resale of the Offered Securities; and

(c)	provide the Corporation and applicable securities regulatory authorities, on request, particulars as to the identity of any undisclosed principals as may be required by the Corporation.

10.
No Representations.  The Subscriber acknowledges that no person has made to the Subscriber any written or oral representations that any person will resell or repurchase the Offered Securities, that any person will refund the Subscription Price of the Units, or to the future price or value of the Common Shares.  In addition, except as provided in this Subscription Agreement, the Subscriber has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation.

11.
Subscriber’s Expenses.  The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of special counsel retained by the Subscriber) relating to the purchase of the Units shall be borne by the Subscriber.

12.
Legal and Tax Advice.  The Subscriber acknowledges and agrees that it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby.  The Subscriber further acknowledges and agrees that the Corporation’s legal counsel is acting exclusively on the Corporation’s behalf and not as counsel to the Subscriber.

Canada & Offshore

13.
Indemnity.  The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Units. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation in determining the eligibility of a purchaser of Units The Subscriber agrees to indemnify and hold harmless the Corporation, its directors, officers, employees, agents, partners, advisers, affiliates and shareholders from and against any and all loss, liability, claim, damage and expense (including, but not limited to, any and all fees, costs and expenses reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

14.
Assignment.  The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber, the Corporation and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by the Subscriber without the prior written consent of the Corporation.

15.
Personal Information.  This Subscription Agreement and the schedules hereto require the Subscriber to provide certain personal information to the Corporation.  Such information is being collected by the Corporation for the purposes of completing this offering of Common Shares, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Common Shares under applicable Securities Laws, preparing and registering certificates representing Common Shares to be issued to the Subscriber and completing filings required by any securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges and securities regulatory authorities, (b) the Corporation’s registrar and transfer agent, and (c) any of the other parties involved in this offering of Common Shares, including the Corporation’s legal counsel.  By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information.  The Subscriber specifically consents to the disclosure of personal information to the TSX Venture Exchange as such information is defined in Appendix 6A to the TSX Venture Exchange policies. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described in this Subscription Agreement as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated by this Subscription Agreement and the inclusion of them in the closing books prepared in connection with the transactions contemplated by this Subscription Agreement.  The Subscriber hereby acknowledges that it has been notified by the Corporation: (i) of the delivery to the Ontario Securities Commission (the “OSC”) of the Subscriber’s personal information; (ii) that the Subscriber’s personal information is being collected indirectly by the OSC under the authority granted to it in the securities legislation; (iii) the Subscriber’s personal information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) the contact information of the public official in Ontario who can answer questions about the OSC’s indirect collection of personal information is, Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, telephone (416) 593-8086, facsimile (416) 593-8252.

16.	Survival. All representations, warranties, agreements and covenants made or deemed to be made by the Subscriber herein will survive Closing of the Offering.

17.
Governing Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.  The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, and the Corporation hereby irrevocably attorn to the jurisdiction of the courts of the Province of Alberta with respect to any matters arising out of this Subscription Agreement and agree to be bound by any suit, action or proceeding commenced in such courts and by any order or judgment resulting from such suit, action or proceeding.  Each of the parties hereto irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

Canada & Offshore

18.
Facsimile Subscriptions and Counterparts.  The Corporation shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed schedule hereto, and acceptance by the Corporation of such facsimile copy shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.  This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

19.
Entire Agreement and Modification.  This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.  Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

20.	Headings. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

21.
Language.  The Subscriber acknowledges its consent and requests that all documents evidencing or relating in any way to its purchase of Common Shares be drawn up in the English language only.  Nous reconnaissons par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière à notre achat des actions accréditives soient rédigés en anglais seulement.

22.	Time of Essence. Time is of the essence of this Subscription Agreement.

23.	Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

24.	Currency. Except if specifically stated otherwise, all dollar Prices herein (including the Schedule hereto) are in Canadian dollars.

25.
Severability.  If any one or more of the provisions contained in this Subscription Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Subscription Agreement would fail of its essential purpose.

A-1	Canada & Offshore

SCHEDULE A

ACCREDITED INVESTOR STATUS CERTIFICATE

The undersigned Subscriber hereby represents and warrants to the Corporation, as an integral part of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth directly next to which the Subscriber has marked below.

[MARK BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES YOU]

☐	(a) A Canadian financial institution, or a Schedule III bank.
☐	(b) The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).
☐
(c)       A subsidiary of any person referred to in paragraphs  (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

☐
(d)      A person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

☐	(e) An individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d).
☐	(f) The Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada.
☐
(g)       A municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec.

☐	(h) Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.
☐	(i) A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.
☐
(j)        An individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

☐
(k)       An individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed the net income level in the current calendar year.

☐	(l) An individual who, either alone or with a spouse, has net assets of at least $5,000,000.
☐	(m) A person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.
☐	(n) An investment fund that distributes or has distributed its securities only to:
(A) a person that is or was an accredited investor at the time of the distribution,
(B) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 and 2.19 of NI 45-106, or
(C) a person described in paragraph (A) or (B) that acquires or acquired securities under section 2.18 of NI 45-106.
☐
(o)       An investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt.

☐
(p)       A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

A-2	Canada & Offshore

☐	(q) A person acting on behalf of a fully managed account managed by that person, if that person:
(A) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and
(B) in Ontario, is purchasing a security that is not a security of an investment fund.
☐
(r)        A registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

☐	(s) An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function.
☐
(t)        A person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

☐	(u) An investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser.
☐	(v) A person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as:
(A) an accredited investor, or
(B) an exempt purchaser in Alberta or British Columbia.

Note:                      A summary of the meanings of certain of the terms used in this Accredited Investor Status Certificate follows the signature block below.

DATED  _______________________________________, 2007

Name of Subscriber (please print)

By:

Official Capacity or Title, if any (please print)

Name of Authorized Signing Authority (please print)

A-3	Canada & Offshore

For the purposes of this Accredited Investor Status Certificate the following definitions are included for convenience:

(a)	“affiliate” means an issuer connected with another issuer because

(i)	one of them is the subsidiary of the other;

(ii)	each of them is controlled by the same person; or

(iii)	for the purposes of Saskatchewan securities law, both are subsidiaries of the same issuer;

(b)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(c)	“Canadian financial institution” means:

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(ii)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(d)	“consultant” means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that:

(i)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract with the issuer or a related entity of the issuer; and

(iii)	spends or will spend a significant Price of time and attention on the affairs and business of the issuer or a related entity of the issuer,

and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(e)
“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec, where control person means any person that holds or is one of a combination of persons that holds:

(i)	a sufficient number of any securities of an issuer so as to affect materially the control of the issuer; or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(f)	“debt security” means any bond, debenture, note or similar instrument representing indebtedness, whether secured or unsecured;

A-4	Canada & Offshore

(g)	“director” means:

(i)	a member of the board of directors of a company or an individual who performs similar functions for a company; and

(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(h)	“eligibility adviser” means:

(i)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(ii)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(B)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(i)	“executive officer” means, for the Corporation, an individual who is:

(i)	a chair, vice-chair or president;

(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production;

(iii)	an officer of the Corporation or any of its subsidiaries and who performs a policy-making function in respect of the Corporation; or

(iv)	performing a policy-making function in respect of the Corporation;

(j)	“financial assets” means:

(i)	cash;

(ii)	securities; or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(k)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

A-5	Canada & Offshore

(l)	“founder” means, in respect of an issuer, a person who,

(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(ii)	at the time of the trade is actively involved in the business of the issuer;

(m)
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(n)	“individual” means a natural person, but does not include

(i)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(ii)	a natural person in the person’s capacity as trustee, executor, administrator or other legal representative;

(o)
“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC, both as defined in National Instrument 81-106 Investment Fund Continuous Disclosure;

(p)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(q)
“mutual fund” includes an issuer of securities that entitles the holder to receive on demand or within a specified period after demand, an Price computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer of the securities;

(r)	“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions;

(s)	“non-redeemable investment fund” means an issuer,

(i)	whose primary purpose is to invest money provided by its securityholders;

(ii)
that does not invest for the purpose of exercising or seeking to exercise effective control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund or for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(iii)	that is not a mutual fund;

(t)	“person” includes:

(i)	an individual;

(ii)	a corporation;

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

A-6	Canada & Offshore

(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(u)	“related liabilities” means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(ii)	liabilities that are secured by financial assets;

(v)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(w)	“spouse” means, an individual who:

(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(x)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references in this Schedule A are in Canadian dollars.

B-1	Canada & Offshore

SCHEDULE B

CLOSE PERSONAL FRIEND / CLOSE BUSINESS ASSOCIATE QUESTIONNAIRE

To be completed by Subscribers to whom section 5(g)(ii)(D), (E) or (F) of the Subscription Agreement applies.

Name of director, executive officer, control person or founder

Length of relationship

Details of relationship or prior business dealings

The undersigned understands that the Corporation is relying on this information in determining to sell securities to the undersigned in a manner exempt from the registration and prospectus requirements of applicable securities laws.

Dated:  _________________________, 2007

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

C-1	Canada & Offshore

SCHEDULE C

NOTE:  IF YOU HAVE ALREADY COMPLETED THIS FORM FOR ANOTHER TRANSACTION PLEASE INDICATE IN THE FIRST QUESTION THAT IT IS ALREADY ON FILE WITH THE EXCHANGE.

FORM 4C CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided.  This Form will remain on file with the Exchange.  The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates.  If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies.  If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name:

(b)	Complete Address:

(c)	Jurisdiction of Incorporation or Creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)? __________

(b)           Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? __________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)
It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

C-2	Canada & Offshore

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at _________________________ on ______________________________________.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT